Exhibit 10.3

NAKED BRAND GROUP INC.

AMENDMENT
to
WARRANT CERTIFICATE NO.:

THIS WARRANT AMENDMENT SHOULD BE ATTACHED TO THE
ORIGINAL WARRANT CERTIFICATE

This Amendment is issued in connection with the Share Purchase Warrant (represented by Warrant Certificate No.: [number]) (the “Warrant”) originally issued by Naked Brand Group Inc. (formerly Search by Headlines.com Corp.) (the “Company”) to [name] on August 10, 2012. Capitalized terms used but not defined herein have the meaning given thereto in the Warrant.

THIS CERTIFIES THAT the Expiry Date of the Warrant is amended from August 10, 2014 to August 10, 2017 and accordingly, all references to August 10, 2014 be changed to August 10, 2017. All other terms and conditions of the Warrant shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF the Company has caused this Amendment to be signed by its duly authorized officer on July _____, 2013.

NAKED BRAND GROUP INC.

By:	/s/ Alex McAulay
Name: Alex McAulay
Title: Chief Financial Officer